Exhibit 99.1

AMERICAN APPAREL REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

LOS ANGELES, May 10, 2011 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced today financial results for its first quarter ending March 31, 2011.

Business and Financial Highlights

Dov Charney, Chairman and CEO of American Apparel stated: “Our first quarter financial results demonstrate early signs of recovery and our first quarter has historically been our least profitable quarter. Our key selling season is May through October and I believe our inventory assortment is well positioned. We achieved several key objectives in the first quarter despite financial challenges:

●
Top line sales potential for the remainder of the year as comparable store sales declined 7.9% and online sales grew 28.3%. Comparable store sales are essentially flat so far in the second quarter and we continue to expect to achieve positive comparable store sales for 2011.

●
Increased gross margin by 470 basis points due to improved production efficiency and price increases.  First quarter 2011 gross margin was negatively affected by significant year over year yarn price increases; recently yarn prices are declining.

●
Operating expenses were lower by $2.2 million after normalizing for the effects of store closings and impairment charges and an increase in professional fees. We intend to further reduce operating expenses as we increase distribution efficiency, increase the productivity of our sales associates and manage other variable expenses.

●
Improved financial flexibility through completion of a $14.2 million equity financing at $0.90 per share. As outlined below, investors in the financing have an option to invest another $26.8 million at $0.90 per share over the next six months. Additional capital will further enhance financial flexibility and enable the Company to accelerate key investments in stores technology and distribution.

As worker efficiency improves, store productivity increases and cotton prices decline, I believe we are on a journey to restore historic levels of profitability.”

Financial Review

American Apparel reported net sales for the quarter ending March 31, 2011 of $116.1 million, a 4.7% decline over sales of $121.8 million for the quarter ended March 31, 2010. Total retail net sales declined 8.2% to $72.7 million for the first quarter of 2011 as compared to $79.2 million for the same period in 2010, with comparable store sales declining 8% on a constant currency basis. The Company ended the quarter with 258 stores, a reduction of 15 stores in the first quarter. Total wholesale net sales declined 4.3% to $33.4 million for the first quarter of 2011 compared to $34.9 million for the first quarter of 2010. The Company’s results in its U.S. wholesale channel reflect its efforts to expand the reach of its sales force, after losing a key distributor in late 2010 and it is performing ahead of its sales plan in the wholesale channel. Online consumer net sales increased 28.3% to $10.0 million for the first quarter of 2011 compared to $7.8 million for the first quarter of 2010. Retail sales were impacted by the effect of store closures and comparable store sales were negatively impacted by the shift of the Easter holiday to late April. Sales performance in the online consumer sales channel showed substantial growth from significant improvements to the Company’s website and improvements made in order fulfillment.

Gross margin for the first quarter of 2011 was 55.1% as compared to 50.4% in last year’s first quarter. Gross margin increases reflect the benefit of improving production efficiency beginning in the second half of 2010. Although the Company was impacted by higher yarn and fabric costs it raised average unit retail prices in order to mitigate the effect of raw material cost increases.

Operating expenses for the first quarter of 2011 were $77.0 million, or 66.3% of net sales, as compared to $82.9 million, or 68.0% of net sales for the prior year period. Operating expenses were favorably impacted by $2.4 million as a result of 22 fewer stores in the period end store base and a reduction of $3.6 million in store impairment charges between periods. Additionally, a $2.3 million increase in professional service fees in the 2011 first quarter, primarily related to a change in the Company’s independent public accounting firm, were partially offset by a $0.9 million decrease in marketing expenses, a $0.5 million decrease in payroll and related expenses, and a $0.3 million decreases in depreciation and facilities-related expenses.

The Company reported a loss from operations for the first quarter of 2011 of $13.1 million versus an operating loss of $21.6 million in the prior year first quarter.

Interest expense for the first quarter of 2011 increased to $7.1 million from $5.0 million in the first quarter of 2010 due to higher borrowing levels under the Company’s credit facilities and a higher interest rate charged on its credit facility with Lion Capital.

The provision for income taxes of $0.4 million primarily reflects the effect of the Company no longer recording the tax benefit for its pre-tax losses.  The Company continues to maintain reserves against a majority of its deferred tax assets.

The net loss for the first quarter of 2011 was $20.7 million, or $0.28 per common share, compared to net loss for the first quarter of 2010 of $42.8 million, or $0.60 per common share.

On April 26, 2011, the Company announced it raised new capital, allowing it to continue with the execution of its business plan and to take advantage of improving business conditions while meetings a bank requirement for a $5 million increase in reserves. In connection with this transaction, the Company sold 15.8 million shares of Common Stock to a group of investors, at a price of $0.90 per share, for an aggregate cash purchase price of approximately $14.2 million. The investors also received the right to purchase up to an additional 27.4 million shares at the same price within 180 days, subject to certain anti-dilution and other adjustments and stockholder approval. In addition, Dov Charney agreed to purchase up to an initial 0.8 million shares at $0.90 a share, with a right to purchase up to an additional 1.6 million shares, also subject to shareholder approval. This transaction improved the liquidity position of the Company and as of April 30, 2011 the Company  had approximately $8 million in cash and approximately $8.9 million of availability for additional borrowings under its BofA Credit Agreement and approximately $1.4 million of availability for additional borrowings under its Bank of Montreal Credit Agreement. This investment follows the receipt in March 2011 of proceeds of $2.0 million for the purchase of 1.8 million shares of the Company’s common stock by Dov Charney. In addition, Mr. Charney cancelled indebtedness of the Company to him of $4.7 million in exchange for the issuance of 4.2 million shares of the Company’s common stock with 50% of the shares issuable only if, on or prior to March 24, 2014, the closing sale price of the Company’s common stock is at least $3.50 for 30 consecutive trading days or if there is a change of control of the Company.

Tom Casey Acting President of American Apparel stated:

“We are cautiously optimistic about recent sales trends that are somewhat ahead of our business plan. Although, the Easter Holiday shift caused a movement of sales into April and had a negative impact on reported comparable store sales in the first quarter, our April sales results showed improvement. Margin improvements reflect manufacturing labor efficiencies achieved. We continue with our efforts to improve efficiency in our manufacturing and distribution facilities. We have also been successful in increasing average unit retail prices to help offset the impact of increases in yarn and fabric prices. Although, we cannot draw any definitive conclusions, we are encouraged by a recent decline in the price of yarn being charged by our suppliers that coincides with a reduction in world-wide cotton prices.”

Receipt of NYSE Amex LLC Letter Relating to Audit Committee Composition Non-Compliance

On May 6, 2011, we received a letter from the NYSE Amex LLC (the “Exchange”) stating that the company is not in compliance with Section 803(B)(2)(a) of the NYSE Amex Company Guide because its audit committee is comprised of two independent directors rather than the requisite three directors following Keith Miller’s resignation.  On May 2, 2011, Mr. Miller resigned from the company’s board of directors and the committees thereof on which he served, including the audit committee, the nominating and corporate governance committee and the compensation committee, due to business and personal time commitments.  The letter from the Exchange confirmed that the company has until October 31, 2011 to regain compliance with the Exchange’s audit committee composition requirement.  The company intends to fill the vacancy on the audit committee as expeditiously as possible prior to the expiration of the cure period.

Please refer to the tables attached to this press release:

Table A presents a calculation and reconciliation of consolidated net income to consolidated adjusted EBITDA for the three months ended March 31, 2011 and 2010.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 31, 2011, American Apparel had approximately 10,000 employees and operated 258 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, the United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth, sales expectations and expected cost efficiencies. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate or obtain from external sources sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and vendors and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's ability to extend, renew or refinance its existing debt; the Company's liquidity and losses from operations and related impact on the Company's ability to continue as a going concern; the Company's ability to regain compliance with the stock exchange rules; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of oil, yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$116,067	$121,814
Cost of sales	52,169	60,473
Gross profit	63,898	61,341
Operating expenses	76,989	82,897
Loss from operations	(13,091)	(21,556)

Interest expense	7,131	5,046
Foreign currency transaction (gain) loss	(811)	756
Unrealized gain on change in fair value of warrants	(2,100)	-
Loss on extinguishment of debt	3,114	-
Other (income) expense	(36)	155
Loss before income taxes	(20,389)	(27,513)
Income tax provision	356	15,329
Net loss	$(20,745)	$(42,842)
Basic loss per share	$(0.28)	$(0.60)
Diluted loss per share	$(0.28)	$(0.60)

Weighted average basic common shares outstanding	74,143	71,273
Weighted average diluted common shares outstanding	74,143	71,273

AMERICAN APPAREL, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash	$6,214	$7,656
Trade accounts receivable, net of allowances of $2,539 and $2,630 at March 31, 2011 and December 31, 2010, respectively	16,540	16,688
Prepaid expenses and other current assets	7,425	9,401
Inventories, net	192,542	178,052
Income taxes receivable and prepaid income taxes	5,648	4,114
Deferred income taxes, net of valuation allowance of $9,682 and $9,661 at March 31, 2011 and December 31, 2010, respectively	700	626
Total current assets	229,069	216,537

PROPERTY AND EQUIPMENT, net	82,393	85,400
DEFERRED INCOME TAXES, net of valuation allowance of $42,665 and $42,318 at March 31, 2011 and December 31, 2010, respectively	1,008	1,695
OTHER ASSETS, net	21,482	24,318
TOTAL ASSETS	$333,952	$327,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Cash overdraft	$1,609	$3,328
Revolving credit facilities and current portion of long-term debt, net of unamortized discount of $16,012 at December 31, 2010	62,779	138,478
Accounts payable	45,929	31,534
Accrued expenses and other current liabilities	38,217	39,028
Income taxes payable	—	230
Current portion of capital lease obligations	1,276	560
Fair value of warrant liability	15,053	993
Total current liabilities	164,863	214,151

LONG-TERM DEBT, net of unamortized discount of $19,977 at March 31, 2011	82,780	444
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	0	4,611
CAPITAL LEASE OBLIGATIONS, net of current portion	2,585	542
DEFERRED TAX LIABILITY	269	260
DEFERRED RENT	24,192	24,924
OTHER LONG-TERM LIABILITIES	8,433	7,994
TOTAL LIABILITIES	283,122	252,926

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 120,000 shares; 83,106 shares issued and 77,752 shares outstanding at March 31, 2011 and 79,192 shares issued and 73,838 shares outstanding at December 31, 2010	8	8
Additional paid-in capital	149,229	153,881
Accumulated other comprehensive loss	(1,964)	(3,168)
Accumulated deficit	(94,286)	(73,540)
Less: Treasury stock, 304 shares at cost	(2,157)	(2,157)
TOTAL STOCKHOLDERS’ EQUITY	50,830	75,024
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$333,952	$327,950

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$116,723	$118,979
Cash paid to suppliers, employees and others	(120,634)	(119,421)
Income taxes paid	(1,348)	(707)
Interest paid, net of capitalized interest	(1,185)	(3,541)
Other	30	(145)
Net cash (used in) provided by operating activities	(6,414)	(4,835)
CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(2,531)	(2,941)
Proceeds from sale of fixed assets	21	—
Net cash (used in) investing activities	(2,510)	(2,941)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution	(1,719)	(3,351)
(Repayments) borrowings under revolving credit facility, net	5,395	10,761
Proceeds from sale of treasury stock	2,000	—
Payment of debt	(933)	—
Repurchase of common stock for payment of payroll tax withholding on stock-based compensation	—	(592)
Repayment of term loans and notes payable	—	(39)
Proceeds from capital lease financing	3,100	—
Repayment of capital lease obligations	(353)	(557)
Net cash provided by financing activities	7,490	6,222
EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(8)	(1,031)
NET DECREASE IN CASH	(1,442)	(2,585)
CASH, beginning of period	7,656	9,046
CASH, end of period	$6,214	$6,461
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended March 31,
	2011	2010
Net (loss) income	$(20,745)	$(42,842)
Depreciation and amortization of property and equipment and intangibles	6,634	7,116
Amortization of debt discount and deferred financing costs	1,795	1,453
Foreign Exchange transaction (gain) loss	(811)	756
Stock-based compensation expense	871	1,763
Accrued interest paid-in-kind	4,150	51
Allowance for inventory shrinkage and obsolescence	(10)	2,894
Loss on extinguishment of debt	3,114	—
Change in fair value of warrant liability	(2,100)	—
Retail store impairment charges	650	4,191
Deferred income taxes	645	17,081
(Gain)/Loss on disposal of property and equipment	(4)	10
Bad debt expense	320	290
Deferred rent	(990)	982
Changes in cash due to changes in operating assets and liabilities
Trade accounts receivables	334	(3,125)
Inventories	(12,746)	(212)
Prepaid expenses and other current assets	1,719	4,285
Other assets	559	(428)
Accounts payable	13,774	1,471
Accrued expenses and other liabilities	(1,936)	1,888
Income taxes (receivable)/payable	(1,637)	(2,459)
Net cash (used in) provided by operating activities	$(6,414)	$(4,835)
NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of debt to equity	$4,688	$—
Property and equipment acquired and included in accounts payable	$305	$379
Issuance of warrants to lender	$668	$—
Reclassification of Lion Warrant from Equity to debt	$11,339	$—

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

The following table presents key financial information for American Apparel’s business segments before unallocated corporate expenses:

	Three Months Ended March 31, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$34,650	$37,020	$12,629	$31,768	$116,067
Gross profit	11,088	24,739	7,956	20,115	63,898
Income from operations	6,443	(4,995)	(880)	(1,622)	(1,054)
Depreciation and amortization	2,167	2,696	433	1,338	6,634
Capital expenditures	1,008	1,034	79	410	2,531
Deferred rent expense (benefit)	78	(920)	(22)	(126)	(990)

	Three Months Ended March 31, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$33,829	$40,893	$14,214	$32,878	$121,814
Gross profit	5,319	28,659	9,011	18,352	61,341
Income from operations	(695)	(4,376)	450	(5,650)	(10,271)
Depreciation and amortization	2,300	2,619	564	1,633	7,116
Capital expenditures	1,184	1,095	313	349	2,941
Deferred rent expense	120	722	9	131	982

	Three Months Ended March 31,
	2011	2010
Reconciliation to Income before Income Taxes
Consolidated income from operations of reportable segments	$(1,054)	$(10,271)
Corporate expenses	(12,037)	(11,285)
Interest expense	(7,131)	(5,046)
Foreign currency transaction gain (loss)	811	(756)
Unrealized (gain) on change in fair value of warrant	2,100	—
Loss on extinguishment of debt	(3,114)	—
Other (expense) income	36	(155)
Consolidated (loss) Income before Income Taxes	$(20,389)	$(27,513)

	Three Months Ended March 31,
	2011	2010
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$29,116	$29,406
Online consumer	5,534	4,423
Total	$34,650	$33,829

U.S. Retail	$37,020	$40,893

Canada
Wholesale	$2,416	$2,515
Retail	9,720	11,304
Online consumer	493	395
Total	$12,629	$14,214

International
Wholesale	$1,868	$2,966
Retail	25,961	26,960
Online consumer	3,939	2,952
Total	$31,768	$32,878

Consolidated
Wholesale	$33,400	$34,887
Retail	72,701	79,157
Online consumer	9,966	7,770
Total	$116,067	$121,814

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest and other expense (income), and depreciation and amortization. American Apparel’s management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net loss	$(20,745)	$(42,842)
Income tax provision	356	15,329
Interest expense		5,046
Other (income) expense	(36)	155
Depreciation and amortization	6,634	7,116
Foreign currency transaction (gain) loss	(811)	756
Unrealized gain in fair value of warrants	(2,100)	—
Loss on extinguishment of debt	3,114	—
Retail store impairment charges	650	4,191
Stock based compensation expense	871	1,763
Consolidated Adjusted EBITDA	$(4,936)	$(8,486)

Contact:
John J. Luttrell
Chief Financial Officer
American Apparel
(213) 488-0226

Or

Thomas M. Casey
Acting President
American Apparel
(213) 488-0226